Exhibit 99.1
American Axle & Manufacturing Reports
First Quarter 2009 Financial Results
Detroit, Michigan, May 1, 2009 — American Axle & Manufacturing Holdings, Inc. (AAM), which is traded as AXL on the NYSE, today reported its financial results for the first quarter of 2009.
First Quarter 2009 Results
•	First quarter sales of $402.4 million

•	Net loss of $32.7 million, or $0.59 per share

•	Special charges and other non-recurring operating costs of $12.3 million, or $0.22 per share, primarily related to hourly and salaried workforce reductions, plant closures and other actions to rationalize capacity, redeploy underutilized assets and align AAM’s business to current and projected market requirements

•	36% year-over-year decline in total light truck production volumes as compared to the first quarter of 2008

•	Content-per-vehicle of $1,424, approximately 7% higher than the previous year

•	Non-GM sales of $95.6 million, or approximately 24% of total net sales
AAM’s results in the first quarter were a net loss of $32.7 million or $0.59 per share. This compares to a net loss of $27.0 million or $0.50 per share in the first quarter of 2008.
In the first quarter of 2009, AAM incurred $12.3 million, or $0.22 per share, of special charges and non-recurring operating costs, primarily related to hourly and salaried workforce reductions (including attrition programs and related statutory benefits), plant closures and other actions to redeploy underutilized assets to avoid future capital spending.
In the first quarter of 2008, AAM recorded $3.5 million, or $0.07 per share, of special charges and non-recurring operating costs, primarily related to the redeployment of machinery and equipment.
“AAM’s business continued to be adversely affected by a dramatic downturn in production volumes and revenue generation in the first quarter of 2009,” said AAM’s Co-Founder, Chairman of the Board and Chief Executive Officer, Richard E. Dauch. “As a result, AAM’s entire global management team is doing what is necessary to accelerate and expand reductions to our cost structure and other improvements to our overall market cost competitiveness.”
“We are also working to support the flawless and anonymous launch of numerous new product programs for AAM’s existing customers and many new customers in 2009. The progress we are making in AAM’s comprehensive restructuring plan, as well as the continued expansion and diversification of AAM’s customer base and product portfolio is helping to position our company for a return to profitability.”
Net sales in the first quarter of 2009 were $402.4 million as compared to $587.6 million in the first quarter of 2008 and $503.0 million in the fourth quarter of 2008. Customer production volumes for the North American light truck and SUV programs AAM currently supports for GM and Chrysler were down approximately 36% in the first quarter of 2009 as compared to the first quarter of 2008. Non-GM sales represented approximately 24% of total sales in the first quarter of 2009.

AAM’s content-per-vehicle is measured by the dollar value of its product sales supporting GM’s North American light truck and SUV programs and Chrysler’s heavy duty Dodge Ram pickup trucks. For the first quarter of 2009, AAM’s content-per-vehicle increased approximately 7% to $1,424 as compared to $1,326 in 2008.
AAM’s SG&A spending in the first quarter of 2009 decreased by $5.6 million to $43.8 million as compared to $49.4 million in the first quarter of 2008. AAM’s R&D spending for the first quarter of 2009 was approximately $18.7 million as compared to $20.2 million in 2008.
AAM defines free cash flow to be net cash provided by (or used in) operating activities less capital expenditures net of proceeds from the sales of equipment and dividends paid. Net cash used in operating activities for the first quarter of 2009 was $21.3 million. Capital spending and deposits for acquisition of property and equipment, net of proceeds from the sales of equipment in the first quarter of 2009 was $44.3 million as compared to $33.3 million in first quarter of 2008. Reflecting the impact of this activity, AAM’s free cash flow was a use of $65.6 million. Included in the first quarter of 2009 cash flow results, AAM paid $36.9 million for special charges, primarily related to hourly and salaried attrition programs and related statutory benefits. In the first quarter of 2008, AAM’s free cash flow use was $33.1 million.
A conference call to review AAM’s first quarter 2009 results is scheduled today at 10:00 a.m. ET. Interested participants may listen to the live conference call by logging onto AAM’s investor web site at http://investor.aam.com or calling (877) 278-1452 from the United States or (973) 200-3383 from outside the United States. A replay will be available from 5:00 p.m. ET on May 1, 2009 until 5:00 p.m. ET May 8, 2009 by dialing (800) 642-1687 from the United States or (706) 645-9291 from outside the United States. When prompted, callers should enter conference reservation number 92015050.
Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (GAAP) included within this press release, AAM has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data.
Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company’s business and operating performance. Management also uses this information for operational planning and decision-making purposes.
Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.
AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems and metal-formed products for trucks, sport utility vehicles, passenger cars and crossover utility vehicles. In addition to locations in the United States (Michigan, New York, Ohio and Indiana), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, South Korea, Thailand and the United Kingdom.

Certain statements contained in this press release are forward-looking statements related to the Company’s plans, projections, strategies or future performance. Such statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially as a result of many factors, including but not limited to: whether General Motors Corporation (GM) enters reorganization in bankruptcy or bankruptcy liquidation; our ability to maintain sufficient liquidity in light of recently announced extended production shutdowns by GM and Chrysler LLC (Chrysler); whether GM will continue to obtain sufficient funding from either governmental or private sources; the ability of GM to comply with the terms of the Secured Term Loan Facility provided by the U. S. Treasury and any other applicable requirements of the Troubled Asset Relief Program (TARP); the impact on our business of requirements imposed on, or actions taken by, any of our customers in response to TARP or similar programs; the impact on our business of the Chrysler bankruptcy filing on April 30, 2009; global economic conditions; availability of financing for working capital, capital expenditures, R&D or other general corporate purposes, including our ability to comply with financial covenants and commercial agreements; our customers’(other than GM and Chrysler) and suppliers’ availability of financing for working capital, capital expenditures, R&D and other general corporate purposes; reduced purchases of our products by GM, Chrysler or other customers; reduced demand for our customers’ products (particularly light trucks and SUVs produced by GM and Chrysler); changes in liabilities arising from pension and other postretirement benefit obligations; our ability to achieve cost reductions through ongoing restructuring actions; additional restructuring actions that may occur; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to maintain satisfactory labor relations and avoid future work stoppages; our suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our ability to improve our U.S. labor cost structure; supply shortages or price increases in raw materials, utilities or other operating supplies; our ability or our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to attract new customers and programs for new products; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to respond to changes in technology, increased competition or pricing pressures; continued or increased high prices for or reduced availability of fuel; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (such as the Corporate Average Fuel Economy regulations); adverse changes in economic conditions or the political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from warranty claims, product liability and legal proceedings to which we are or may become a party; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; our ability to attract and retain key associates; other unanticipated events and conditions that may hinder our ability to compete.
It is not possible to foresee or identify all such factors and we make no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.
# # #
For additional information:
Media relations contact:
Renee B. Rogers
Manager, Corporate Communications and Media Relations
(313) 758-4882
renee.rogers@aam.com
Investor relations contact:
Christopher M. Son
Director, Investor Relations and Corporate Communications
(313) 758-4814
chris.son@aam.com
Or visit the AAM website at www.aam.com

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended
	March 31,
	2009	2008
	(In millions, except per share data)
Net sales	$402.4	$587.6

Cost of goods sold	375.3	574.9

Gross profit	27.1	12.7

Selling, general and administrative expenses	43.8	49.4

Operating loss	(16.7)	(36.7)

Interest expense	(20.4)	(15.3)
Investment income	1.0	2.6
Other income (expense), net	(0.8)	0.5

Loss before income taxes	(36.9)	(48.9)

Income tax benefit	(4.2)	(21.9)

Net loss	(32.7)	(27.0)

Less: Net income attributable to noncontrolling interest	—	—

Net loss attributable to AAM	$(32.7)	$(27.0)

Diluted earnings (loss) per share	$(0.59)	$(0.50)

Diluted shares outstanding	55.4	53.6

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2009	2008
	(In millions)
ASSETS

Current assets
Cash and cash equivalents	$137.1	$198.8
Short-term investments	18.2	77.1
Accounts receivable, net	180.5	186.9
AAM/GM agreement receivable	—	60.0
Inventories, net	117.3	111.4
Prepaid expenses and other	59.3	61.1

Total current assets	512.4	695.3

Property, plant and equipment, net	1,066.6	1,064.2
GM postretirement cost sharing asset	216.4	221.2
Goodwill	147.8	147.8
Other assets and deferred charges	129.4	119.2

Total assets	$2,072.6	$2,247.7

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$209.4	$250.9
Accrued expenses and other	239.0	266.8

Total current liabilities	448.4	517.7

Long-term debt	1,094.8	1,139.9
Deferred revenue	161.2	178.2
Postretirement benefits and other long-term liabilities	820.7	847.4

Total liabilities	2,525.1	2,683.2

Stockholders’ deficit	(452.5)	(435.5)

Total liabilities and stockholders’ deficit	$2,072.6	$2,247.7

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	March 31,
	2009	2008
	(In millions)
Operating activities
Net loss	$(32.7)	$(27.0)
Depreciation and amortization	35.9	56.6
Other	(24.5)	(21.4)

Net cash flow provided by (used in) operating activities	(21.3)	8.2

Purchases of property, plant & equipment	(44.3)	(33.3)
Payment of deposits for acquisition of property and equipment	(0.5)	—
Investment in joint venture	(10.2)	—
Proceeds from sales of assets	0.5	—
Reclass of short-term investments	58.9	—

Net cash flow used in operations	(16.9)	(25.1)

Net increase (decrease) in long-term debt	(45.0)	4.8
Debt issuance costs	—	—
Repurchase of treasury stock	—	(0.1)
Employee stock option exercises, including tax benefit	—	0.3
Dividends paid	—	(8.0)

Net cash flow used in financing activities	(45.0)	(3.0)

Effect of exchange rate changes on cash	0.2	—

Net decrease in cash and cash equivalents	(61.7)	(28.1)

Cash and cash equivalents at beginning of period	198.8	343.6

Cash and cash equivalents at end of period	$137.1	$315.5

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
SUPPLEMENTAL DATA
(Unaudited)
The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA)(a)

	Three months ended
	March 31,
	2009	2008
	(In millions)
Net loss	$(32.7)	$(27.0)
Interest expense	20.4	15.3
Income taxes	(4.2)	(21.9)
Depreciation and amortization	35.9	56.6

EBITDA	$19.4	$23.0

Net debt(b) to capital

	March 31,	December 31,
	2009	2008
	(In millions, except percentages)
Total debt	$1,094.8	$1,139.9
Less: cash and cash equivalents	137.1	198.8

Net debt at end of period	957.7	941.1

Stockholders’ deficit	(452.5)	(435.5)

Total invested capital at end of period	$505.2	$505.6

Net debt to capital(c)	189.6%	186.1%

Net Operating Cash Flow and Free Cash Flow(d)

	Three months ended
	March 31,
	2009	2008
	(In millions)
Net cash provided by (used in) operating activities	$(21.3)	$8.2
Less: Purchases of property, plant & equipment and proceeds from sale of equipment	(43.8)	(33.3)
Payment of deposits for acquisition of property and equipment	(0.5)	—

Net operating cash flow	(65.6)	(25.1)

Less: dividends paid	—	(8.0)

Free cash flow	$(65.6)	$(33.1)

(a)	We believe that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. Our management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure our operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under GAAP. Other companies may calculate EBITDA differently.

(b)	Net debt is equal to total debt less cash and cash equivalents.

(c)	Net debt to capital is equal to net debt divided by the sum of stockholders’ deficit and net debt. We believe that net debt to capital is a meaningful measure of financial condition as it is commonly utilized by management, investors and creditors to assess relative capital structure risk. Other companies may calculate net debt to capital differently.

(d)	We define net operating cash flow as net cash provided by operating activities less purchases of property and equipment net of proceeds from sales of assets. Free cash flow is defined as net operating cash flow less dividends paid. We believe net operating cash flow and free cash flow are meaningful measures as they are commonly utilized by management and investors to assess our ability to generate cash flow from business operations to repay debt and return capital to our stockholders. Net operating cash flow is also a key metric used in our calculation of incentive compensation. Other companies may calculate net operating cash flow and free cash flow differently.